UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

TRAFFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27046	22-3322277
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Blue Hill Plaza, Pearl River, New York	10965
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 620-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 26, 2007, we executed a definitive Agreement and Plan of Merger (the “Merger Agreement”) with New Motion, Inc., a Delaware corporation (“NM”), and NM Merger Sub, a Delaware corporation and wholly-owned subsidiary of NM (“Merger Sub”), pursuant to which Merger Sub will merge with and into us, the separate existence of Merger Sub shall cease, and we shall continue as the surviving corporation in the merger, thus becoming a wholly-owned subsidiary of NM (the “Merger”).

At the effective time of the Merger, our stockholders will receive shares of NM’s common stock in exchange for all of its outstanding shares of common stock (the “Merger Consideration”). As a result of the Merger, each outstanding share of our common stock will be converted into the right to receive approximately 0.683 of a share of NM common stock based on our capitalization as of September 24, 2007. In the aggregate, on a fully diluted basis, NM will issue 11,917,520 shares of its common stock. The exchange ratio and the aggregate number of shares are subject to adjustment as provided in the Merger Agreement if certain contingent matters are not resolved in accordance with the requirements and conditions referenced in the Merger Agreement.

Under the terms of the Merger Agreement, each outstanding stock option to purchase shares of our common stock will convert into and become an option to purchase common stock of NM upon the same terms and conditions as the outstanding options, except that the number of shares for which the new option may be exercised and the exercise price of the new option will be adjusted consistent with the applicable exchange ratio in the Merger.

It is the intent of the parties that the aggregate Merger Consideration, together with the shares of NM’s common stock to be issued to holders of our options upon their exercise, at the effective time of the Merger, will constitute approximately 45% of the shares of NM’s capital stock outstanding immediately after the Merger on a fully diluted basis, assuming the exercise of all outstanding NM options and warrants and settlement of certain contingent matters described in the Merger Agreement.

Each company’s board of directors has recommended approval of the transaction by its shareholders. In addition, a special committee of our independent directors recommended approval of the Merger to our full board of directors. Mr. Jeffrey L. Schwartz (our chief executive officer and chairman of the board) and Mr. Andrew Stollman (our president), who hold an aggregate of 14.60 % of our outstanding shares, have agreed to vote in favor of the transaction pursuant to the terms of certain stockholder agreements between them and NM entered into on September 26, 2007. Pursuant to the terms of Mr. Schwartz’s agreement he may sell up to 1,223,270 shares between the date hereof and the date of the stockholder’s meeting to vote on the Merger. Similarly, shareholders of NM holding an aggregate of 29.60% of NM’s outstanding shares have agreed to vote in favor of the transaction pursuant to the terms of certain stockholder agreements entered into with us on September 26, 2007, the form of which is attached hereto as Exhibit 2.2. Other than with respect to Mr. Schwartz’s right to sell certain of his shares, the provisions of all of the stockholder agreements are similar.

The consummation of the Merger is subject to the receipt of any necessary governmental consents or clearances, and other customary closing conditions, including approval by shareholders of both companies. The Merger Agreement also contains certain termination rights for both Traffix and New Motion. Subject to satisfaction of all closing conditions, the Merger is expected to close by the end of 2007 or during the first quarter of 2008.

Upon completion of the Merger, Mr. Burton Katz, the current chief executive officer of NM will lead the combined company as chief executive officer and Mr. Stollman will serve as president. Mr. Schwartz will step down as our chairman and a director, and continue as a consultant to the combined company. The board of directors of the combined company following the Merger will initially consist of seven persons, with three persons designated by NM, two of whom will be independent directors, three persons designated by us, two of whom will be independent directors, and the chief executive officer of the combined company.

The description contained in this Item 1.01 of certain terms of the Merger Agreement and the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. The Merger Agreement has been included to provide investors and security holders with information regarding its terms and conditions. It is not intended to provide any other factual information about NM. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Additional Information About the Proposed Transaction and Where You Can Find It

This document may be deemed to be solicitation material in respect of the proposed business combination of us with NM. In connection with the proposed transaction, a Registration Statement on Form S-4 will be filed by NM with the SEC. SHAREHOLDERS OF BOTH COMPANIES ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. The final proxy statement/prospectus will be mailed to shareholders of both us and NM. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from us at Traffix, Inc., Attention: Investor Relations, One Blue Hill Plaza, P.O. Box 1665, Pearl River, NY 10965, or from NM at New Motion, Inc., Attention: Investor Relations, 42 Corporate Park, Suite 250, Irvine, California 92606.

We, NM and our and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding our directors and executive officers is available in our annual proxy statement, filed with the SEC on July 20, 2007, and in NM’s Annual Report on Form 10-KSB, filed with the SEC on April 2, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Item 8.01 Other Events

On September 27, 2007, we issued a press release jointly with NM announcing the Merger described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of September 26, 2007 by and among New Motion, Inc., a Delaware corporation, Traffix, Inc., a Delaware corporation, and NM Merger Sub, a Delaware corporation.*

2.2	Form of Stockholder Agreement dated as of September 26, 2007 between Traffix, Inc. and certain stockholders of New Motion, Inc.

99.1	Press release issued by Traffix, Inc and New Motion, Inc., dated September 27, 2007.
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* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-B. Traffix, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAFFIX, INC.
(Registrant)
Dated: September 27, 2007
/s/ Jeffrey L. Schwartz
Jeffrey L. Schwartz
Chairman and Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of September 26, 2007 by and among New Motion, Inc., a Delaware corporation, Traffix, Inc., a Delaware corporation, and NM Merger Sub, a Delaware corporation.*

2.2	Form of Stockholder Agreement dated as of September 26, 2007 between Traffix, Inc. and certain stockholders of New Motion, Inc.

99.1	Press release issued jointly by Traffix, Inc and New Motion, Inc., dated September 27, 2007.

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* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-B. Traffix, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.